Exhibit 4.12

NEWGISTICS, INC.

OMNIBUS AMENDMENT NO. 2 TO UNIT PURCHASE AGREEMENT THIRD

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIRD AMENDED AND RESTATED VOTING AGREEMENT

This Omnibus Agreement (this “Agreement”) is entered into as of December 31, 2004, by and among Newgistics, Inc. (the “Company’), the Investors (as defined in the Unit Purchase Agreement, dated as of April 11, 2003 (the “Unit Purchase Agreement”)) parties to the Conversion Agreement, dated as of the date hereof (the “Conversion Agreement”), certain of the Investors and the Founders, as listed on Schedules A and B, respectively, to the Third Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), and certain of the Stockholders set forth on Schedules A and B to the Third Amended and Restated Voting Agreement (the “Voting Agreement”), each dated as of September 30, 2002. Capitalized terms used herein shall have the respective meanings ascribed to them in the Unit Purchase Agreement, the Investors’ Rights Agreement and the Voting Agreement, as applicable.

RECITALS

WHEREAS, the Company sold convertible Senior Subordinated Promissory Notes (the “Notes”), in an aggregate initial principal amount of up to $20,000,000 to certain Investors pursuant to the Unit Purchase Agreement;

WHEREAS, the Investors desire to have all outstanding Notes converted into shares of Preferred Stock of a new series to be designated as the Series F Redeemable Preferred Stock of the Company, par value $0.001 per share (the “Series F Preferred Stock”) pursuant to the Conversion Agreement;

WHEREAS, the conversion of the Notes is conditioned upon amendment to the Unit Purchase Agreement, the Investors’ Rights Agreement and the Voting Agreement pursuant to this Agreement; and WHEREAS, the parties hereto desire to amend the Unit Purchase Agreement, the Investors’ Rights Agreement and the Voting Agreement as herein provided to facilitate the conversion of the Notes.

AGREEMENT

NOW, THEREFORE, according to Section 10(a) of the Unit Purchase Agreement, Section 4.7 of the Investors’ Rights Agreement and Section 9(f) of the Voting Agreement, and in consideration of the foregoing premises, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT

1.1 Certain Covenants. Sections 4(a), (c), (d), (e) and (h) of the Unit Purchase Agreement are amended and restated in their entirety to read as follows:

(a) Additional Issuance of Securities. As long as there are any issued and outstanding shares of Series F Convertible Preferred Stock of the Company, par value $0.001 (the “Series F Preferred Stock”), Company shall not authorize, issue, or obligate itself to issue any Additional Stock (as defined in the Sixth Amended and Restated Certificate of Incorporation) (other than an initial public offering of Common Stock), or increase or decrease (other than by redemption or conversion) the total number of authorized shares of any series of Preferred Stock.

(c) Indebtedness. As long as there are any issued and outstanding shares of Series F Preferred Stock, Company shall not create, incur, assume or permit to exist any Indebtedness, other than Permitted Indebtedness. “Indebtedness” shall mean (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations to pay the deferred purchase of property or services, (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit, bankers’ acceptances and similar surety instruments, (vii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by Company, whether or not the obligations secured thereby have been assumed, and (viii) all obligations of Company in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; provided, that Indebtedness shall exclude accounts payable (to the extent current or not more than 30 days past due) arising in the ordinary course of business. “Permitted Indebtedness” shall mean (i) Indebtedness of Company incurred pursuant to the Amended and Restated Loan and Security Agreement, dated as of December 28, 2000, between Company and Comerica Bank as successor to Imperial Bank (as amended through the date hereof, the “Senior Indebtedness”), as in existence on the date hereof, and (2) any increase in or replacement of the accounts receivable line of credit under the Senior Indebtedness; provided, that the aggregate amount of Indebtedness outstanding under any such facility shall not exceed 85% of the value of the accounts receivable of Company for which the lender maintains a first priority security interest; (ii) any Indebtedness incurred by Company after the date hereof that is subordinated to the Obligations (as defined in the Notes) pursuant to a subordination agreement acceptable to holders of a Majority in Interest, in their sole discretion; (iii) Indebtedness to trade creditors incurred in the ordinary course of business, including deposits and advances; (iv) Indebtedness incurred solely for the purpose of financing the purchase price of equipment, including deferred purchase arrangements and capital leases, in each case up to an aggregate maximum amount of $1,500,000 at any one time outstanding; and (v) letters of credit, bankers’ acceptances and similar surety instruments in the ordinary course of business, including letters of credit securing leased facilities set forth in subpart (iv) above.

(d) Liens. As long as there are any issued and outstanding shares of Series F Preferred Stock, Company shall not create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens (as defined below). “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar

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instrument under the Uniform Commercial Code or comparable law of any jurisdiction. “Permitted Liens” shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or being contested in good faith, provided provision is made to the reasonable satisfaction of a Majority in Interest of the Investors for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of a Majority in Interest of the Investors for the eventual payment thereof if subsequently found payable; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v) Liens upon any equipment acquired or held by Company to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed and any accessions, replacements, substitutions and proceeds (including insurance proceeds) of such equipment and the aggregate amount of the related Indebtedness does not exceed the amount set forth in subpart (iv) of the definition of Permitted Indebtedness; (vi) Liens in favor of the holders of Senior Debt, (vii) Liens in favor of customs and revenue authorities arising as matter of law to secure payments of customs duties in connection with the importation of goods; (viii) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract, and (ix) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums.

(e) Dividends, Redemptions, Etc. As long as there are any issued and outstanding shares of Series F Preferred Stock, Company shall not (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities; (iii) return any capital to any holder of its equity securities; (iv) make any distribution of assets, equity securities, obligations or securities to any holder of its equity securities; or (v) set apart any sum for any such purpose, except in accordance with, and to the extent permitted in, the Sixth Amended and Restated Certificate of Incorporation; provided, that (ii) and (iii) above shall not prohibit Company from purchasing shares of Common Stock from employees, directors, consultants or others performing services for Company pursuant to agreements under which Company has the option to repurchase such shares at the original purchase price of such shares upon the occurrence of certain events, such as the termination of service to Company.

(h) Subsidiaries. As long as there are any issued and outstanding shares of Series F Preferred Stock, Company shall not acquire, own or control, directly or indirectly, any interest in any other person or entity (“Person”), other than corporations (i) formed by Company with the advance written consent of a Majority in Interest, (ii) all of the equity securities and Indebtedness of which are owned or held, directly or indirectly, both beneficially and of record, by Company, and (iii) that become a party to this Agreement on terms and conditions acceptable to a Majority in Interest, subject to all of the duties and restrictions as Company. As long as there are any issued and outstanding shares of Series F Preferred Stock, Company shall not participate in any joint venture, partnership, or similar arrangement.

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1.2 Survival. Section 10(c) of the Unit Purchase Agreement is amended and restated in its entirety to read as follows:

The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their respective counsel, or Company, as the case may be. The covenants set forth in Section 4 shall remain in effect so long as any shares of Series F Preferred Stock remain issued and outstanding.

2. AMENDMENT OF INVESTORS’ RIGHTS AGREEMENT

2.1 Registrable Securities. Section 1.1(f) of the Investors’ Rights Agreement is amended and restated in its entirety to read as follows:

The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series AA Preferred Stock, the Series B Preferred Stock, the Series B-l Preferred Stock, the Series BB-1 Preferred Stock, the Series C Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, or upon exercise of the Series E Warrants (as defined below) or any warrant (each a “Common Warrant”) issued pursuant to the Series B Preferred Stock Purchase Agreement, dated as of July 10, 2001, between the Company and the Investors party thereto, held by any Investor or proper transferee, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a Holder in a transaction in which his rights under this Section 1 are not assigned.

2.2 Sale of the Company. Section 3 of the Investors’ Rights Agreement is amended and restated in its entirety to read as follows:

If on any Redemption Date (as defined in the Company’s Sixth Amended and Restated Certificate of Incorporation) the funds of the Company legally available for redemption of the Preferred Stock are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the holders of a majority of the then outstanding shares of Preferred Stock may elect, by giving written notice to that effect (a “Sale Notice”) to the Company not later than 90 days following such Redemption Date, to defer any such redemption of shares of Preferred Stock that would otherwise be redeemed on such Redemption Date and to initiate procedures for the Sale of the Company. For purposes hereof, a “Sale of the Company” means either (i) a sale of all issued and outstanding stock of the Company, (ii) a sale of all of the assets and business of the Company and a liquidation of the Company promptly following such sale, or (iii) a merger or consolidation of the Company with or into another entity, in each case for cash or securities. If the Sale Notice is issued, all holders of Preferred Stock shall be deemed to have so deferred and the following procedure shall apply.

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3. AMENDMENT OF VOTING AGREEMENT

3.1 Introductory Paragraph. The introductory paragraph of the Voting Agreement is amended and restated in its entirety to read as follows:

THIS THIRD AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is entered into effective as of September 30, 2002, by and among Newgistics, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), the Series AA Convertible Preferred Stock (the “Series A A Preferred Stock,”), the Series B Convertible Preferred Stock (the “Series B Preferred Stock,”), the Series B-l Convertible Preferred Stock (the “Series B-l Preferred Stock,”), the Series BB-1 Convertible Preferred Stock (the “Series BB-1 Preferred Stock,”), the Series C Convertible Preferred Stock (the “Series C Preferred Stock”), the Series CC Convertible Preferred Stock (the “Series CC Preferred Stock,”), the Series D Convertible Preferred Stock (the “Series D Preferred Stock”), the Series E Convertible Preferred Stock (the “Series E Preferred Stock,”) and the Series F Convertible Preferred Stock (the “Series F Preferred Stock,” and together with the Series A Preferred Stock, the Series AA Preferred Stock, the Series B Preferred Stock, the Series B-l Preferred Stock, the Series BB-1 Preferred Stock, the Series C Preferred Stock, the Series CC Convertible Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) listed on the Schedule of Investors attached as Schedule A hereto (each, an “Investor” and collectively, the “Investors”), and certain persons listed on Schedule B hereto as Common Stockholders (collectively, the “Common Stockholders”) who hold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Common Stockholders and the Investors are sometimes referred to herein individually as a “Stockholder” and collectively as the “Stockholders” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Series D Preferred Stock Purchase Agreement dated as of even date herewith by and among the Company and the Investors (the “Purchase Agreement”).

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IN WITNESS WHEREOF, this Omnibus Amendment No. 2 has been executed by the parties hereto as of the date first written above.

COMPANY:

NEWGISTICS, INC., a Delaware Corporation

By:	/s/Raymond B. Greer
Raymond B. Greer
President and Chief Executive Officer

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INVESTORS AND FOUNDERS:

AUSTIN VENTURES, L.P.

By:	AV Partners VII, L.P.
Its General Partner

By:	/s/ Kenneth P. DeAngelis
Kenneth P. DeAngelis
General Partner

AV LABS I, L.P.

By:	AVL Partners I, L.P.
its General Partner

By:	/s/ Kenneth P. DeAngelis
Kenneth P. DeAngelis
General Partner

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STARVEST PARTNERS, L.P.

By:	Star Vest Associates LLC,
its General Partner

By:	/s/ Laura B. Sachar
Laura B. Sachar
Manager Member

STARVEST MANAGEMENT INC.,
as nominee for StarVest Partners, L.P. Advisory
Council Co-Investment Plan

By:	/s/ Laura B. Sachar
Laura Sachar
Co-Chairman

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USF VENTURES, INC.

By:	/s/ Thomas E. Bergmann

Name:	Thomas E. Bergmann

Title:	President

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R.R. DONNELLEY & SONS COMPANY

By:	/s/ Michael S. Krus

Name:	Michael S. Krus

Title:	EVP Strategy

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SPIEGEL HERMES GENERAL SERVICE LLC

By :	/s/ Rich Lauer
Rich Lauer
President

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/s/ Philip Siegel
Philip Siegel

Deena Byers

Steven M. List

Greg A. Moerbe

Kyle Harvey

Casey Leaman

Vinita Busse

Casey Leaman

Vinita Busse

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